EXHIBIT 10.3

AGREEMENT

     This Agreement is entered into between Applicant, hereinafter referred to as Purchaser, and ArnerisourceBergen Drug Corporation, hereinafter referred to as ABC. Purchaser understands and agrees to the following terms and conditions of sale:

     1.  Payment Terms. (a) Specific payment terms are (defined by individual servicing agreement). Late payment may cause a two percent adjustment in the cost of goods underlying the Price of Goods calculation; (b) A processing fee of $50 will be invoiced for each dishonored payment; (c) A late charge of 1.5% per month will be assessed on all delinquent balances. Should an additional "Plus" payment be required in order to reduce a delinquent balance, Purchaser understands and authorizes ABC to apply this additional payment to unpaid invoices and charges including late charges as a condition of continued service; (d) In the event of default under any of the terms and conditions herein, Purchaser shall pay all of ABC's collection costs and expenses whether or not suit is filed, including without limitation, all attorneys' fees in addition to any other sums due and owing; and (e) Purchaser agrees to promptly pay when invoiced all denied chargebacks for disallowed/ineligible contract pricing, and to look solely to the relevant manufacturer(s) and/or buying group(s) for redress.

     2.  Security Agreement. To secure all of Purchaser's existing and future liabilities to ABC, including the repayment of any amounts that Purchaser may advance or spend for the maintenance or preservation of the collateral described below, and any liabilities that arise after the filing of a petition by or against Purchaser under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise (the foregoing liabilities and obligations being referred to in this Agreement as the "Obligations"), Purchaser grants to ABC a security interest in all of the personal property of Purchaser, wherever located, and now owned or hereafter acquired, including: Accounts (including health-care-insurance receivables), chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, any commercial tort claim described on the credit application to which this Agreement is attached, letter-of-credit rights, general intangibles, supporting obligations and proceeds and products of all of the foregoing (collectively the "Collateral"). Purchaser authorizes ABC to file a financing statement describing the Collateral as "all assets." Purchaser will cooperate with secured party in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper. ABC shall have the right at any time to enforce Purchaser's rights against account debtors and obligors. Purchaser has the risk of loss of the Collateral. ABC does not authorize, and Purchaser agrees not to: make any sales or leases of any of the Collateral (other than in the ordinary course of business), license any of the Collateral or grant any other security interest in any of the Collateral. Upon the occurrence of any default under this Agreement, ABC may pursue any remedy available at law (including those available under the provisions of the Uniform Commercial Code as enacted in Pennsylvania (the "UCC")), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

     3.  Covenants. (a) Purchaser will immediately notify ABC of any change in State of formation, location, ownership, intent to sell, close, materially modify business operations, any name change, change of business form (i.e., sole proprietorship, partnership or corporation) or of any legal action that in the event of an unfavorable outcome would jeopardize the ongoing viability of Purchaser; (b) Upon request, Purchaser agrees to provide ABC with current financial statements as may be requested and certifies that all information no this Application and all financial statements provided is true and accurate; (c) Purchaser and guarantors signing below personally hereby authorize ABC and any credit agency or any investigative service engaged by ABC to obtain, verify or otherwise investigate any information, reference, statements, credit reports or other information obtained with respect to Purchaser and guarantors from any source as ABC deems appropriate; (d) Billing disputes must be filed with ABC's Accounts Receivable Department within sixty days; (e) Drivers and ABC employees cannot accept cash or third party checks endorsed to ABC; (f) This Agreement is not binding on ABC until accepted in writing by ABC in the Regional office where this Agreement is deemed made. ABC may cancel this agreement at any time at its sole discretion. Purchaser acknowledges and understands that ABC has the absolute right to change terms or suspend service; (g) Each party agrees to comply with all federal, state laws, regulations and ordinances, including but not limited to Boards of Pharmacy, Drug Enforcement Administration, Prescription Drug Marketing Act, Food and Drug Administration, Medicare, Medicaid and all ABC policies related to such laws including but not limited to Return Goods Policy and Code of Ethics and Business Conduct; and (h) Purchaser shall be responsible for any applicable sales or gross receipts tax or similar tax on sales to Purchaser hereunder unless it obtains and maintains an exemption certificate covering such taxes and furnishes such certificate to ABC. Purchaser shall furnish duplicates of any such certificates to ABC upon ABC's request.

     4.  Default. The occurrence of any of the following shall, at the option of ABC, be a default under this Agreement: (a) Purchaser shall fail to pay when due any amount owing ABC; (b) Any default, violation or event of default (as defined) by Purchaser under this Agreement or any other agreement now or hereafter entered into between ABC and Purchaser; (c) Purchaser's failure to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Agreement or any other existing or future agreement between ABC and Purchaser; (d) Transfer or disposition of any of the Collateral, except as expressly permitted by the terms of this Agreement; (e) Purchaser voluntarily or involuntarily becoming subject to any proceeding under (i) the Bankruptcy Code, or (ii) any similar remedy under state statutory or common law; (f) Purchaser shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local hazardous waste or environmental law, asset forfeiture or similar law which can result in the forfeiture of property, or other law where non-compliance may have a significant, adverse effect on the Collateral or the ability or Purchaser to perform its Obligations; (g) Purchaser shall discontinue in the business presently operated by it; or (h) There shall occur any event which is or could reasonably be expected to be material and adverse to the properties, assets, condition (financial or otherwise) or business operations, results of operations of Purchaser or any other person or entity obligated for the Obligations or to the prospects of Purchaser or any such other person or entity.

     5.  Consent to Jurisdiction. In any and all actions and proceedings, whether arising under this Agreement or under any other agreement or undertaking, ABC and Purchaser hereby irrevocable consent to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania and of all Pennsylvania State Courts sitting in Chester County, Pennsylvania, and Purchaser waives any objection to improper venue and form non conveniens to proceedings in any such court and all rights to transfer for any reason. Purchase irrevocably agrees to service of process by certified mail, return receipt requested, to the address of Purchaser set forth in this Agreement.

     6.  Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with and governed by the laws and regulations, as amended, of the Commonwealth of Pennsylvania.

     7.  Waiver of Jury Trial. ABC and Purchaser hereby waive any and all rights the may have to a jury trial in connection with any litigation commenced by or against ABC with respect to the rights and obligations of the parties to this Agreement.

     8.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties; provided, however, that this Agreement may not be assigned by Purchaser without the prior written consent of ABC.

     9.  Complete Agreement. This Agreement (along with a Primary Vendor Agreement, if entered into by Purchaser and ABC) represents the full and complete understanding of the parties and cannot be modified except by writing and signed by both parties.

I/we have read and agree to the terms specified above and certify that all information provided is true and accurate.

APPLICANT:

By:
(Please Sign) (Title) (Date)	Please Print Name

By:
(Please Sign) (Title) (Date)	Please Print Name

WITNESSED BY:
Account Manager Print Name (Date)

PERSONAL GUARANTY

The undersigned [Principal(s) of Applicant], by reason of their financial interest and as an inducement for ABC to extend credit to Purchaser, hereby jointly and severally (if more than one), irrevocably, and unconditionally guarantee, as sureties, to ABC and its successors and assigns the prompt and full payment (and not merely the ultimate collection) and performance of all Obligations of Applicant to ABC, whether now existing or hereafter arising. The undersigned further agree that their liabilities and obligations under this guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by: (a) the genuineness, enforceability or any future amendment or change in this guaranty, and any agreement between ABC and Purchaser or any other agreement to which the undersigned or Purchaser is or may become a party; (b) the absence of any action to enforce this guaranty or any other document evidencing or securing the Obligations or the waiver or consent by ABC with respect to any provision hereof or thereof; (c) the existence, value or condition of, or the failure to perfect ABC's lien on any collateral for the Obligations or any action or the absence of any action by ABC in respect thereof (including the release of any Collateral); (d) the insolvency of Purchaser; or (e) any other action or circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. The undersigned waives any and all rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may be available to the undersigned, including defenses based upon statutes or rules of law providing for the marshalling of assets, changes in the principal obligation or those of another guarantor or surety and an inability to participate in, or the benefit of, any security for the Obligations now or hereafter held by ABC. The provision set forth in Paragraphs 5, 6 and 7 of the foregoing agreement shall be applicable to this guaranty as if set forth at length herein.

By: /s/ Kent Freeman 5/8/6	By: Kent Freeman 5/8/6
Principal's Signature Date	Please Print Name Date